UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : June 20, 2008

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 405-5012

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

The Western Union Company (the “Company”) will hold a meeting with investors today, June 20, 2008, at 9:00 a.m. Eastern Time in New York. The Company issued a press release on June 20, 2008 relating to such meeting. The press release is included as Exhibit 99.1 hereto. During the meeting, Christina A. Gold, President and Chief Executive Officer, Scott T. Scheirman, Executive Vice President and Chief Financial Officer, and other members of the Company’s management team will provide the presentation included as Exhibit 99.2 hereto relating to the Company’s long-term strategy to deliver value to shareholders. Information regarding access to the meeting by telephone and webcast can be found in the press release issued by the Company on May 20, 2008.

Also in the June 20, 2008 press release, the Company announced that the Board of Directors has authorized the purchase of an additional $1 billion of Western Union common stock through December 31, 2009.

The information furnished under this Item 7.01, including Exhibit 99.1 and 99.2 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by the Company on June 20, 2008.

99.2	Presentation of the Company dated June 20, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2008	THE WESTERN UNION COMPANY

	By:	/s/ Sarah J. Kilgore
Sarah J. Kilgore
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of The Western Union Company dated June 20, 2008.

99.2	Presentation of The Western Union Company dated June 20, 2008.

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